Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(38,115,759)
Realized Gain (Loss) on Swap Contracts	(3,986,418)
Unrealized Gain (Loss) on Market Value of Commodity Futures	27,053,260
Unrealized gain (loss) on Fair Value of Swap Contracts	28
Dividend Income	2,733,932
Interest Income	1,635,679
ETF Transaction Fees	27,000
Total Income (Loss)	$(10,652,278)

Expenses
General Partner Management Fees	$448,487
Professional Fees	176,176
Brokerage Commissions	134,933
Directors' Fees and insurance	33,513
License fees	14,950
Total Expenses	$808,059
Net Income (Loss)	$(11,460,337)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/24	$1,221,947,687
Additions (8,800,000 Shares)	635,448,710
Withdrawals ((8,900,000) Shares)	(644,771,338)
Net Income (Loss)	(11,460,337)

Net Asset Value End of Month	$1,201,164,722
Net Asset Value Per Share (16,923,603 Shares)	$70.98

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596